LIMITED POWER OF ATTORNEY-SECURITY LAW COMPLIANCE

	The undersigned, as
an officer or director of Informatica Corporation (the "Company") or a holder of more than 10% of any class of Company stock, hereby constitutes and appoints Gaurav Dhillon, Earl Fry and Peter McGoff, and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 3, 4, and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney's-in-fact and agents shall do or cause to be done by virtue hereof.

	This Limited Power of Attorney
shall remain in full force and effect until the undersigned is no longer required to file Forms 3,4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a writing delivered to the foregoing attorney's-in-fact.

	This Limited Power of Attorney is executed at Redwood City, CA, as of the date set forth below.


________/s/____________________
								Signature



__Paul Albright________________
								Print Name

							    Date:
January 21, 2004

Witness:

______/s/____________________

Signature

__Earl Fry___________________
Print Name

Date:
January 21, 2004